UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2019

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Inverness Drive South, Building B, Suite 250 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 696-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	VIVE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 21, 2019, Viveve Medical, Inc. (the “Company”) received a letter (the “MVLS Notice”) from the Listing Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon Nasdaq’s review of the Market Value of Listed Securities (“MVLS”) for the last 30 consecutive business days, the Company no longer meets the minimum MVLS of $35 million as set forth in Nasdaq Listing Rule 5550(b)(2). The MVLS is calculated based upon the total shares outstanding at the measurement date multiplied by the closing bid price of our common stock, par value $0.0001 per share (the “Common Stock”).

In accordance with Nasdaq Listing Rules 5810(c)(3)(C), the Company has been provided a period of 180 calendar days, or until November 18, 2019, in which to regain compliance with the requirement. In order to regain compliance with the MVLS requirement, the Company must maintain a MVLS of at least $35 million for a minimum of ten consecutive business days during this 180-day period. The Company actively monitors the price of the Common Stock and will consider all available options to regain compliance with the continued listing standards. If at any time during this 180-day period the Company’s MVLS closes at $35 million or more for a minimum of ten consecutive business days, Nasdaq will provide the Company written confirmation of compliance and this matter will be closed.  If the Company does not regain compliance with this requirement by November 18, 2019, the Company will receive written notification that its securities are subject to delisting. At that time, the Company may appeal the delisting determination to a Hearing Panel.

Although the MVLS Notice indicates that a deficiency exists with regard to the Nasdaq continued listing rules, the MVLS Notice does not have any immediate effect on the Company’s listing on Nasdaq or on the trading of the Common Stock. The Company is presently evaluating potential actions to regain compliance with all applicable requirements for continued listing on the Nasdaq Capital Market. There can be no assurance that the Company will be successful in maintaining its listing of the Common Stock on the Nasdaq Capital Market.

Forward Looking Statements

Except for the factual statements made herein, information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “may,” “intends,” “potential,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will regain compliance with Nasdaq Rule 5550(b)(2) during any compliance period or in the future, or otherwise meet Nasdaq compliance standards thereafter. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2019	Viveve Medical, Inc.

	By:	/s/ Scott Durbin
Scott Durbin
Chief Executive Officer